Exhibit 2

Profits Interest Grant Agreement

This PROFITS INTEREST GRANT AGREEMENT (this “Agreement”), dated as of June 23, 2021 (the “Effective Date”), is entered into by and between Alternative Fund Advisors Holdings, LLC, a Delaware limited liability company (the “Company”), and Echelon Investment Partners Master, LP (“Holder”).

RECITALS

WHEREAS, the Holder has invested $25,000,000 in the AFA Multi-Manager Credit Fund (the “Fund”) as of the Effective Date; and

WHEREAS, Holder is hereby awarded Series C Units representing a “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 in the Company (the “Profits Interest Units”), subject to the terms and conditions of this Agreement, the LLC Agreement and the Repurchase Agreement, dated on or about the date hereof (as the same may be amended from time to time, the “Repurchase Agreement”), between the Company and Holder; and

WHEREAS, as a condition of the award of Profits Interest Units hereunder, Holder hereby agrees to the terms and conditions of this Agreement, the LLC Agreement and the Repurchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and representations set forth below, Holder and the Company agree as follows:

AGREEMENT

1.       Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in that certain First Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 18, 2021 (as amended and otherwise in effect from time to time, the “LLC Agreement”).

2.       Award

Grant Date:	Effective Date
Total Number of Profits Interest Units
Subject to this Agreement	132,743

Distribution Threshold	$2,577,549.90

2.       Acknowledgements

Holder hereby acknowledges and agrees that:

A.	The Profits Interest Units shall vest and shall be subject to repurchase by the Company, in each case, in accordance with the Repurchase Agreement, and nothing in this Agreement, the LLC Agreement or the Repurchase Agreement shall confer upon Holder any right with respect to future awards. Holder expressly acknowledges and agrees that the Profits Interest Units constitute the sole equity or other ownership interest in the Company beneficially owned by Holder upon the grant of the Profits Interest Units, and Holder does not beneficially own any other equity or other ownership interest in the Company.

B.	Holder has been provided with a copy of, or the opportunity to review, the LLC Agreement and the Repurchase Agreement and Holder either has reviewed carefully the LLC Agreement and the Repurchase Agreement or, in Holder’s business judgment, has decided not to review the LLC Agreement and the Repurchase Agreement. As a condition to the issuance of Profits Interest Units pursuant to this Agreement, Holder has executed and delivered to the Company, a counterpart signature page to the LLC Agreement and the Repurchase Agreement (or a joinder or other form of agreement to be bound in a form acceptable to the Manager), agreeing to be bound by all the terms and conditions of the LLC Agreement and the Repurchase Agreement, and to perform and comply with all the duties of a Member and a Class C Unitholder under the LLC Agreement.

C.	The Profits Interest Units shall be treated as a separate “profits interest” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, and shall be subject to Section 3.3 of the LLC Agreement.

D.	The Profits Interest Units shall be subject to restrictions on transfer, as set forth in the LLC Agreement and the Repurchase Agreement and shall be dilutable along with the other LLC Interests of the Company.

E.	The Profits Interest Units have not be registered under the Securities Act of 1933, as amended (the “Act”), or any other applicable federal or state securities laws, and accordingly, absent such registration, the Profits Interest Units may not be re-offered, resold, or otherwise pledged, hypothecated, transferred or encumbered unless the Profits Interest Units are registered pursuant to the Act and any other applicable federal or state securities laws, or appropriate exemptions from the registration requirements of such securities laws are available and the Company has received, if so requested by the Company, an opinion of Holder’s counsel, in form and substance satisfactory to the Company, to such effect.

F.	Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Profits Interest Units. Holder is acquiring the Profits Interest Units for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Act.

G.	The Company makes no representation or warranty whatsoever as to the tax effect, if any, of the foregoing grant.

3.       Miscellaneous. This Agreement, together with the LLC Agreement and the Repurchase Agreement, contains the entire agreement and understanding between Holder and the Company concerning the Profits Interest Units. This Agreement may not be amended or modified except by a writing signed by each of the parties hereto. No breach or violation of this Agreement shall be waived except in a writing executed by the party granting the waiver. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law, rule or regulation in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other electronic transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Section headings are used for convenience only and shall have no substantive meaning. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of Delaware state and federal courts, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby, or recognition or enforcement of any judgment, and Holder hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware state or federal court or, to the extent permitted by applicable law, such appellate court. Holder agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Holder irrevocably and unconditionally waive any objection which Holder may now or hereafter have to the laying of venue of any such suit, action or proceeding described in this Section 3 and brought in any court referred to in this Section 3. Holder irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

[Signature Page Follows]

IN WITNESS WHEREOF, this Profits Interest Grant Agreement has been executed as of the first date set forth above.

Alternative Fund Advisors Holdings, LLC

By:	/s/ Marco Hanig
Name:	Marco Hanig
Title:	Manager

HOLDER

ECHELON INVESTMENT PARTNERS MASTER, LP

/s/ Charles F. Britton
Name:	Charles F. Britton
Title:	Managing Member of GP

ALTERNATIVE FUND ADVISORS HOLDINGS, LLC

AGREEMENT TO BE BOUND

The undersigned hereby agrees to become a Member under, and to be bound by, that certain First Amended and Restated Liability Company Agreement of Alternative Fund Advisors Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of June 18, 2021 (as the same may be amended from time to time in accordance with the terms thereof, the “Limited Liability Company Agreement”).

This Agreement to be Bound shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, such Limited Liability Company Agreement immediately upon execution and delivery to the Company of this Agreement to be Bound and countersignature of this Agreement to be Bound by the Company.

IN WITNESS WHEREOF, this Agreement to be Bound has been duly executed by or on behalf of the undersigned as of the date written below.

Signature:

HOLDER

ECHELON INVESTMENT PARTNERS MASTER, LP

/s/ Charles F. Britton
Name:	Charles F. Britton
Title:	Managing Member of GP

Address:

C/O Echelon Investment Partners LP 621 NW 53rd Street,
Suite 240 Boca Raton, FL 33487
E-mail:	cbritton@echeloninvest.com
Date:	06/23/2021

Accepted as of June 23, 2021:

Alternative Fund Advisors Holdings, LLC

By:	/s/ Marco Hanig
Name:	Marco Hanig
Title:	Manager